Exhibit 99.1

EXECUTION COPY

This Agreement is made today, December 12, 2014 (“Effective Date”), by Nicholas S. Schorsch (“Schorsch”) and American Realty Capital Properties, Inc. (“ARCP” and, together with Schorsch, the “Parties”).

1.	Schorsch hereby resigns, effective on the Effective Date, his employment as Executive Chairman of ARCP, his position on ARCP’s Board of Directors, the positions set forth on Exhibit 1 hereto and any other positions, including any Board positions, that he holds at ARCP and its subsidiaries and certain ARCP- related entities (including the non-traded REITs managed by ARCP or its affiliates). If requested by ARCP or any other such entities referenced above, Schorsch agrees to execute, within two business days of presentment, any documentation (provided it is reasonably acceptable to Schorsch) necessary to reflect any of the resignations referred to above.

2.	Contemporaneously with the execution of this Agreement, Schorsch is executing the documentation necessary to reform his employment agreement, dated October 21, 2013 (as so reformed, the “Employment Agreement”), including the Reformation of Employment Agreement, dated as of October 21, 2013, the Restricted Stock Award Agreement (the “Restricted Stock Agreement”) effective as of January 8, 2014 (the award made pursuant thereto, the “Retention Award”), and the Award Agreement, dated January 8, 2014, under the ARCP 2014 Multi-Year Outperformance Plan (the “OPP Plan”) (the award made pursuant thereto, the “OPP Award”) attached hereto as Exhibits 2, 3, and 4 respectively.

3.	Notwithstanding anything to the contrary contained in Paragraph 15 of the Employment Agreement, Schorsch agrees that he will use all reasonable efforts (without any compensation therefor) to cooperate with ARCP and ARC Properties Operating Partnership, L.P. (the “OP”) in connection with any restatement of previously-issued financial statements or other financial information or any amendments of previously-filed periodic reports and registration statements, including, among other things, (i) providing reasonably requested information relevant to the matters that are the subject of the Audit Committee’s investigation, and (ii) working with entities of which he is an officer or director to arrange the cooperation of those entities with all reasonable requests made by representatives of the Audit Committee in connection with the Audit Committee’s investigation or any restatements or amendments referred to in clause (i).

4.	ARCP agrees that it will not characterize Schorsch’s separation of employment as for Cause or Without Cause, as defined in the Employment Agreement, and Schorsch agrees that he will not characterize his separation of employment as with Good Reason or without Good Reason, as defined in the Employment Agreement.

5.	The Parties agree to the statements set forth on Exhibit 5 hereto in connection with the announcement of this Agreement.

6.	The Parties acknowledge that Schorsch’s indemnification agreement, dated September 6, 2011, shall remain in full force and effect on and following the Effective Date.

1

7.	Effective on the Effective Date, a total of 1,000,000 Restricted Shares previously granted to Schorsch pursuant to the Retention Award (the “Subject Shares”) shall automatically be fully vested and shall, subject to Schorsch delivering to ARCP an amount of cash equal to the amount of all applicable federal, state and local withholding taxes required to be paid by ARCP as a result of the vesting of the Subject Shares, be delivered to Schorsch (in book entry form via a direction to ARCP’s transfer agent) within five business days of the Effective Date free of any restrictions (except as imposed by applicable law). If (a) a final adjudication is entered by a court of competent jurisdiction in a proceeding in which Schorsch is a party (as to which all rights of appeal have been exhausted or lapsed) finding that Schorsch breached his fiduciary duty of loyalty or (b) there is a finding or admission of fraud or misconduct by Schorsch in connection with any regulatory, administrative or other proceeding in which Schorsch is a party (as to which all rights of appeal have been exhausted, lapsed, or forfeited), in the case of either (a) or (b) in connection with his responsibilities as an officer or director of ARCP, then Schorsch agrees to deliver promptly to ARCP the Subject Shares (together with the amount of dividends thereon declared and received after the Effective Date).

8.	Schorsch agrees that, except as set forth in Paragraph 7 above, no portion of the Retention Award, the OPP Award or any other Equity Unit award (as such term is used in the Employment Agreement) shall have vested, and he hereby relinquishes and forfeits any portion of any of the foregoing that may purport to have vested prior to the Effective Date or that might otherwise vest subsequent to the Effective Date. In addition, Schorsch agrees that the Subject Shares are in full satisfaction of any amounts that are currently owed to him or that may become owed to him in the future under the Employment Agreement, the Restricted Stock Agreement or the OPP Plan, or any other compensatory or incentive agreement (written or oral) or other document that he has entered into with ARCP or the OP other than (a) any earned and unpaid Base Salary (as defined in the Employment Agreement), expense reimbursements (including reimbursement of expenses incurred in accordance with Sections 5(d)(iii), 5(d)(iv) (only for the first year premium in the amount of $145,000), 5(d)(v), 5(d)(vi) and 5(d)(vii) of the Employment Agreement), and pay in lieu of any accrued but unused vacation, in each case, due and owing only up to and including the Effective Date, all of which shall be paid within five business days of the Effective Date (subject, in the case of expense reimbursement, to Schorsch providing ARCP with reasonable documentation of any such expenses), (b) Company-paid medical and dental coverage for Schorsch and his family for one year (to the extent provided on the Effective Date), and (c) other accrued and vested benefits due in accordance with the Company’s retirement, pension or benefit arrangements. The provisions of the Employment Agreement that by their terms survive termination of employment as set forth in Section 5(d)(ii) and Section 16(n) of the Employment Agreement (other than Paragraph 7 thereof) shall continue to remain in full force and effect.

9.	Nothing contained in this Agreement and the Exhibits attached hereto or any documents contemplated hereby is intended to be an admission of any fault, wrongdoing, or liability on the part of any of the Parties hereto, and nothing contained in this Agreement may be deemed, construed, or treated in any respect as such an admission. Each of the Parties hereby represent and agree that it or he shall not directly or indirectly make, and shall not authorize any person to make, any written or oral statements, suggestions, or representations that the other has made or implied any such admission of fault, wrongdoing or liability by entering into this Agreement.

2

10.	Any notices under this Agreement shall be in writing and shall be deemed given (i) upon receipt if delivered in person or by email; (ii) one business day after being sent by overnight mail or delivery service, or (ii) three business days after being deposited in the U.S. mail, certified or registered, postage prepaid, addressed as follows:

If to ARCP, delivered to:

William Stanley

Lead Independent Director

c/o American Realty Capital Properties, Inc.

405 Park Avenue

New York, NY 10022

bills@stanleylaman.com

with a courtesy copy (which does not constitute notice) delivered to:

Michael J. Aiello

Matthew J. Gilroy

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

michael.aiello@weil.com
matthew.gilroy@weil.com

If to Schorsch, delivered to:

161 East 70th Street

New York, NY 10021

with a courtesy copy (which does not constitute notice) delivered to:

Theodore V. Wells, Jr.

Lorin L. Reisner

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

twells@paulweiss.com
lreisner@paulweiss.com

11.	This Agreement shall be construed in accordance with the laws of the state of New York, without regard to any conflict of law provisions. Any disputes in connection with this Agreement must be resolved under the procedures set forth in Paragraph 13 of the Employment Agreement.

3

12.	Each of ARCP and its signatories hereto and Schorsch have the full authority to enter into this Agreement and perform their obligations hereunder.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

/s/ Nicholas S. Schorsch	By:	/s/ William Stanley
Nicholas S. Schorsch	Name:	William Stanley
	Title:	Lead Independent Director

Date: December 12, 2014	Date: December 12, 2014

4

Exhibit 1

Entity	Title
American Realty Capital Properties, Inc.	Chairman and Director
ARC Properties Operating Partnership, L.P.	Chairman and Director
ARCP TRS Corp.	Chairman, director & CEO
Cole Acquisitions I, LLC	CEO, President & Treasurer
Cole Anchored Center Trust, Inc.	Chairman, Director, President & CEO
Cole Capital Advisors, Inc.	Sole Director & CEO
Cole Capital Corporation	Sole Director
Cole Capital Partners, LLC	CEO
Cole Collateralized Senior Notes, LLC	CEO, President & Treasurer
Cole Collateralized Senior Notes II, LLC	CEO, President & Treasurer
Cole Collateralized Senior Notes III, LLC	CEO, President & Treasurer
Cole Collateralized Senior Notes IV, LLC	CEO, President & Treasurer
Cole Corporate Income Advisors, LLC	CEO
Cole Corporate Income Advisors II, LLC	CEO
Cole Corporate Income Advisors III, LLC	CEO
Cole Corporate Income Trust, Inc.	Chairman, Director, President & CEO
Cole Credit Property Trust IV, Inc.	Chairman, Director, President & CEO
Cole Credit Property Trust V, Inc.	Chairman, Director, President & CEO
Cole Credit Property Trust VI, Inc.	Chairman, Director, President & CEO
Cole Credit Property Trust VII, Inc.	Chairman, Director, President & CEO
Cole DST Advisors, LLC	CEO and President
Cole Growth Opportunity Fund I GP, LLC	CEO, President & Treasurer
Cole Legal and Consulting Services, Inc.	CEO and President
Cole Office & Industrial REIT (CCIT II), Inc.	Chairman, Director, President & CEO
Cole Office & Industrial REIT (CCIT III), Inc.	Chairman, Director, President & CEO
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chairman, Director, President & CEO
Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC	CEO
Cole Realty Advisors, LLC	Authorized Officer
Cole REIT Advisors, LLC	CEO
Cole REIT Advisors II, LLC	CEO
Cole REIT Advisors III, LLC	CEO
Cole REIT Advisors IV, LLC	CEO
Cole REIT Advisors V, LLC	CEO
Cole REIT Advisors VI, LLC	CEO
Cole REIT Advisors VII, LLC	CEO
CRI (Daily NAV), LLC	CEO and President
CRI CCIT, LLC	CEO and President
CRI CCIT II, LLC	CEO and President
CRI REIT I, LLC	CEO and President
CRI REIT IV, LLC	CEO and President
CRI REIT V, LLC	CEO and President
CRI REIT VI, LLC	CEO and President
Equity Fund Advisors, Inc.	Sole Director & CEO
Series A, LLC	CEO, President & Treasurer
Series B, LLC	CEO, President & Treasurer
Series C, LLC	CEO, President & Treasurer
Series D, LLC	CEO, President & Treasurer

5

Exhibit 2

Execution Version

REFORMATION

OF

EMPLOYMENT AGREEMENT

This Reformation (this “Reformation”) of the Employment Agreement, dated as of October 21, 2013 (the “Employment Agreement”), by and between American Realty Capital Properties, Inc. (the “Company”) and Nicholas S. Schorsch (“Executive”) is hereby entered into between the Company and Executive on December 12, 2014 and is effective as of October 21, 2013.

WHEREAS, the Company and Executive acknowledge and agree that certain terms and conditions relating to equity awards and severance in the Employment Agreement were expressed in a manner that was inadvertently inconsistent with the terms and conditions approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and understood by Executive at the Effective Date (as defined in the Employment Agreement);

WHEREAS, the Company and Executive desire to reform the Employment Agreement, effective as of the Effective Date, in a manner intended to be consistent with the terms and conditions approved by the Compensation Committee.

NOW, THEREFORE, effective as of the Effective Date, the Employment Agreement is hereby reformed as follows:

1.          Section 4(a) of the Employment Agreement is reformed in its entirety to read as follows:

“(a)     Retention Award. As of the Effective Date, the Executive shall receive an award of two million (2,000,000) restricted shares of the Company’s common stock (the “Retention Award”). The Retention Award will vest in accordance with the terms of a Restricted Stock Award Agreement in the form attached hereto as Exhibit A to be executed and delivered concurrently with the execution and delivery of this Reformation.”

2.          Section 4(c) of the Employment Agreement is reformed in its entirety to read as follows:

“(c)     Annual Equity Incentive Bonus. For each fiscal year of the Company, the Executive may be entitled to receive an annual equity incentive bonus (the “Equity Incentive Bonus”) to be paid in the form restricted shares of the Company’s common stock, operating partnership units or LTIP units of the Company’s operating partnership or other similar instruments (collectively, “Equity Units”) if certain performance goals of the Company and/or the Executive set by the Board are satisfied. The parties agree that, consistent with the Company’s past practice, any Equity Units issued pursuant to this Agreement shall have the right to receive and retain all regular cash dividends payable to holders of such Equity Units on and after the date such Equity Units are issued and to exercise all other rights, powers and privileges of a holder of Equity Units with respect to such Equity Units. The value of the Equity Units awarded each fiscal year pursuant to an Equity Incentive Bonus shall be equal to 350% of the Executive’s then Base Salary if the Threshold level of performance is achieved; 450% of then Base Salary if the Target level is achieved; and 550% of then Base Salary if the Maximum level is achieved. The Equity Incentive Bonus shall be paid on or before March 15 of the year immediately following the year for which it is earned. The Equity Units so awarded shall vest ratably over three (3) years, beginning on the January 1st following the date on which such award is earned.”

3.          Section 7(a)(i) of the Employment Agreement is reformed in its entirety to read as follows:

“(i)     Any earned and unpaid Base Salary, Equity Incentive Bonus, Cash Incentive Bonus and expense reimbursements pursuant to the Agreement that are due and owing to the Executive only up to and including his period of employment preceding his termination date (including pay in lieu of accrued, but unused, vacation) (the “Accrued Obligations”); and all unvested Equity Unit awards shall vest immediately, subject to the conditions of the grant as set forth therein; it being understood that the Executive’s voluntary resignation as CEO pursuant to Section 1(c)(ii) shall not constitute termination Without Cause or for Good Reason.”

4.          Section 7(a)(iii) of the Employment Agreement is reformed in its entirety to read as follows:

“(iii)   An amount equal to the sum of (A) the Executive’s then annual Base Salary and (B) the sum of the Cash Incentive Bonus and Equity Incentive Bonus (assuming Target level performance in each case) for the year of termination multiplied by the greater of (x) the number of remaining years in the Initial Term and (y) 2.99 (the “Severance Amount”);”

5.          Section 7(b)(i) of the Employment Agreement is reformed in its entirety to read as follows:

“(i)     The Accrued Obligations; and all unvested Equity Unit awards shall vest immediately, subject to the conditions of the grant as set forth therein.”

6.          Section 7(b)(iii) of the Employment Agreement is reformed in its entirety to read as follows:

“(iii)    The Severance Amount.”

7.          Sections 7(a)(ix), 7(b)(x), 7(b)(xi) and 7(e) of the Employment Agreement are deleted in their entirety.

2

IN WITNESS WHEREOF, the undersigned have caused this Reformation to be executed as of December 12, 2014 effective as of the Effective Date.

American Realty Capital Properties, Inc.

By:	/s/ William Stanley
Name:	William Stanley
Title:	Lead Independent Director

Executive

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch

3

Exhibit 3

Execution Version

RESTRICTED STOCK AWARD AGREEMENT

PURSUANT TO THE

AMERICAN REALTY CAPITAL PROPERTIES, INC.

EQUITY PLAN

THIS AGREEMENT (this “Agreement”) is made as of December 12, 2014 and effective as of January 8, 2014 (the “Grant Date”), by and between American Realty Capital Properties, Inc., a Maryland corporation with its principal office at 405 Park Avenue, New York, New York 10022 (the “Company”), and Nicholas S. Schorsch (the “Participant”).

WHEREAS, the Board of Directors of the Company (the “Board”) adopted the American Realty Capital Properties, Inc. Equity Plan (approved by the Board on September 6, 2011) (as such plan may be amended from time to time, the “Plan”);

WHEREAS, the Plan provides that the Company, through the Compensation Committee of the Board (the “Compensation Committee”) as authorized by the Board, has the ability to grant awards of restricted shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to directors, officers and employees of the Company and certain other entities that provide services to the Company and to certain consultants or entities that provide services to the Company; and

WHEREAS, the Compensation Committee approved the issuance of the Restricted Shares (as defined below) set forth below to the Participant in satisfaction of the Company’s obligation to grant the “Retention Award” to the Participant in accordance with Section 4(a) of the Employment Agreement between the Participant and the Company, dated as of October 21, 2013, as reformed pursuant to Reformation of Employment Agreement entered into between the Company and Executive on December 12, 2014 and effective as of October 21, 2013 (as such agreement is amended and/or amended and restated from time to time, the “Employment Agreement”).

NOW, THEREFORE, the Company and the Participant agree as follows:

1.           Grant of Shares. Subject to the terms, conditions and restrictions of the Plan and this Agreement, effective as of the Grant Date the Company granted to the Participant 2,000,000 shares of Common Stock (the “Shares”). While such restrictions are in effect, the Shares subject to such restrictions shall be referred to herein as the “Restricted Shares”. To the extent required by applicable law, the Participant shall pay the Company the par value ($.01) for each Restricted Share awarded to the Participant simultaneously with the execution of this Agreement in cash or cash equivalents payable to the order of the Company. Pursuant to the Plan and Section 2 of this Agreement, the Restricted Shares are subject to certain restrictions, which restrictions shall expire in accordance with the provisions of the Plan and Section 3 hereof.

2.           Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, exchange, encumber, hypothecate or otherwise dispose of the Restricted Shares, except as set forth in the Plan or this Agreement. Any attempted sale, assignment, transfer, pledge, exchange, encumbrance, hypothecation or other disposition of the Restricted Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

3.           Vesting. Subject to the terms of the Plan and this Agreement, the Restricted Shares shall vest as follows:

(a)          the Restricted Shares shall vest one-ninth (1/9) on each of the first through ninth anniversaries of the Grant Date; provided, in each case, that the Participant has not incurred a termination of his service with the Company and its controlled Affiliates prior to such date.

(b)          One hundred percent (100%) of any unvested Restricted Shares shall automatically vest upon the occurrence of an Acceleration Event (as defined below). For purposes of this Agreement, an “Acceleration Event” shall mean the first to occur of any of the following: (i) a Change of Control (as defined in the Employment Agreement), (ii) a termination of the Participant’s service with the Company and its controlled Affiliates by the Company without Cause (as defined in the Employment Agreement), (iii) the Participant’s voluntary termination of service with the Company and its Affiliates With Good Reason (as defined in the Employment Agreement), (iv) the Participant’s death and (v) termination of the Participant’s service with the Company and its controlled Affiliates by the Company due to Disability (as defined in the Employment Agreement).

(c)          There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date.

(d)          Unless the Company is using a book entry or similar method for the issuance of Shares, when any Restricted Shares become vested, the Company shall promptly issue and deliver, unless the Company is using a book entry or similar method, in which case the Company shall upon the Participant’s request promptly issue and deliver, to the Participant a stock certificate registered in the name of the Participant for such Shares without the legend set forth in Section 8 hereof and deliver to the Participant such Shares free of all liens, claims and other encumbrances (other than those created by the Participant or applicable law), subject to satisfaction of all applicable withholding requirements.

4.           Forfeiture. If the Participant incurs a termination of his service with the Company and its controlled Affiliates for any reason other than due to an Acceleration Event, the Participant shall automatically forfeit any unvested Restricted Shares and the Company shall acquire such unvested Restricted Shares for the amount paid by the Participant for such Restricted Shares (or, if no amount was paid by the Participant for such Restricted Shares, then the Company shall acquire such Restricted Shares for no consideration).

2

5.           Rights as a Holder of Restricted Shares. From and after the Grant Date, the Participant shall have, with respect to the Restricted Shares, all of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote the shares, to receive and retain all regular cash dividends and distributions payable to holders of shares of record on and after the Grant Date on the same date and in the same amount as the dividends or distribution payment date and amount with respect to the Common Stock (although such dividends will be treated, to the extent required by applicable law, as additional compensation for tax purposes), and to exercise all other rights, powers and privileges of a holder of shares with respect to the Restricted Shares; provided, that, to the extent the Company issues a dividend or distribution in the form of shares of Common Stock or other property in connection with a stock split or stock dividend, such shares or other property shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Shares with respect to which such Common Stock or other property has been distributed.

6.           Taxes; Section 83(b) Election. The Participant acknowledges that (i) no later than the date on which any Restricted Shares shall have become vested or the Participant makes an election under Section 83(b) of the Code with respect to an Restricted Shares, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested; (ii) the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Participant any Federal, state or local or other taxes of any kind required by law to be withheld with respect to any Restricted Shares which shall have become so vested, including that the Company may, but shall not be required to, sell a number of Restricted Shares or Shares sufficient to cover applicable withholding taxes; and (iii) in the event that the Participant does not satisfy (i) above on a timely basis, the Company may, but shall not be required to, pay such required withholding and, to the extent permitted by applicable law, treat such amount as a demand loan to the Participant at the maximum rate permitted by law, with such loan, at the Company’s sole discretion and provided the Company so notifies the Participant within thirty (30) days of the making of the loan, secured by the Restricted Shares or Shares and any failure by the Participant to pay the loan upon demand shall entitle the Company to all of the rights at law of a creditor secured by the Restricted Shares or Shares. The Company may hold as security any certificates representing any Restricted Shares and, upon demand of the Company, the Participant shall deliver to the Company any certificates in his or her possession representing the Restricted Shares together with a stock power duly endorsed in blank. The Participant also acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly any election under Section 83(b) of the Code, and any corresponding provisions of state tax laws, if the Participant wishes to utilize such election.

7.           No Obligation to Continue Service. Neither the execution of this Agreement nor the issuance of the Restricted Shares hereunder constitute an agreement by the Company or any of its Affiliates to continue to employ or retain the Participant as an employee or other service provider during the entire, or any portion of, the term of this Agreement, including but not limited to any period during which any Restricted Shares are outstanding.

8.           Legend. In the event that a certificate evidencing the Restricted Shares is issued, the certificate representing the Restricted Shares shall have endorsed thereon the following legends:

3

(a)          “THE ANTICIPATION, ALIENATION, ATTACHMENT, SALE, TRANSFER, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR CHARGE OF THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE AMERICAN REALTY CAPITAL PROPERTIES, INC. (THE “COMPANY”) EQUITY PLAN (approved by the Board on September 6, 2011) (AS SUCH PLAN MAY BE AMENDED FROM TIME TO TIME, THE “PLAN”) AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND THE COMPANY DATED AS OF JANUARY 8, 2014. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(b)          Any legend required to be placed thereon by applicable blue sky laws of any state. Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to vesting as set forth in Section 3 hereof.

9.           Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of the Participant for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. The Company, as attorney-in-fact for the Participant, may in the name and stead of the Participant, make and execute all conveyances, assignments and transfers of the Restricted Shares provided for herein, and the Participant hereby ratifies and confirms that which the Company, as said attorney-in-fact, shall do by virtue hereof. Nevertheless, the Participant shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.

10.         Miscellaneous.

(a)          This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, the Participant may not assign this Agreement or any of the Participant’s rights, interests or obligations hereunder.

(b)          This award of Restricted Shares shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Shares, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

4

(c)          The Participant agrees that the award of the Restricted Shares hereunder is special incentive compensation and that it, any dividends paid thereon (even if treated as compensation for tax purposes) will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement or profit-sharing plan of the Company or any of its Affiliates or any life insurance, disability or other benefit plan of the Company or any of its Affiliates.

(d)          No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)          This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f)          The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)          The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(h)          All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to American Realty Capital Properties, Inc. at 405 Park Avenue, New York, New York 10022, Attn: Chief Financial Officer.

(i)           This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Maryland without reference to rules relating to conflicts of law.

11.         Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted thereunder and as may be in effect from time to time. The Plan is incorporated herein by reference. A copy of the Plan has been delivered to the Participant. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Participant.

[signature page(s) follow]

5

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ William Stanley
Name:	William Stanley
Title:	Lead Independent Director

Participant: Nicholas S. Schorsch

/s/ Nicholas S. Schorsch
(Signature)

Dated: December 12, 2014

6

Exhibit 4

Execution Version

AMERICAN REALTY CAPITAL PROPERTIES, INC.

405 Park Avenue, 15th Floor

New York, NY 10022

December 12, 2014

Nicholas S. Schorsch
c/o American Realty Capital LLC
405 Park Avenue
New York, NY 10022

Clarification of Award Agreement

Dear Nick:

Reference is made to the Award Agreement (the “Award Agreement”) under the American Realty Capital Properties, Inc. (the “Company”) 2014 Multi-Year Outperformance Plan (the “Plan”), with a Grant Date of January 8, 2014, between you and the Company and the Company’s operating partnership ARC Properties Operating Partnership, L.P. (the “Operating Partnership”).

You, the Company and the Operating Partnership hereby acknowledge and agree that certain terms and conditions relating to the treatment of the award granted under the Award Agreement upon a termination of your employment were expressed in a manner that was inadvertently inconsistent with the terms and conditions approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and as understood by you. You, the Company and Operating Partnership therefore desire to reform the Award Agreement, effective as of the Grant Date, in a manner intended to be consistent with the terms and conditions approved by the Compensation Committee. Therefore, the parties agree that effective as of the Grant Date Section A(i) of the Award Agreement is hereby reformed in its entirety to read as follows:

“i. In the event of a termination of the Grantee’s Continuous Service due to a termination by the Company without Cause, by the Grantee for Good Reason (as defined in the Grantee’s Service Agreement), or the Grantee’s death or Disability, in each case in accordance with the Grantee’s Service Agreement (each a “Qualified Termination”) prior to the Final Valuation Date, the calculations provided in Sections 3(b), (c) and (d) of the Plan shall be performed as of the Valuation Date next following such termination (and if such Valuation Date is not the Final Valuation Date, on the Final Valuation Date as well) as if such Qualified Termination had not occurred and the Grantee shall be entitled to the higher Total OPP Unit Equivalent determined by such calculations and such Total OPP Unit Equivalent shall no longer be subject to forfeiture hereunder; provided that the Grantee will not have the right to Transfer his Award LTIP Units or request redemption of his Award OP Units under the Partnership Agreement until such dates as of which his Total OPP Unit Equivalent would have become vested pursuant to Section 3(e) of the Plan absent a Qualified Termination.”

Except as reformed hereby, the Award Agreement is confirmed in all respects and remains in full force and effect. This letter agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

Please confirm your agreement with the foregoing by signing and returning a copy of this letter agreement to the undersigned.

Very truly yours,

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ William Stanley
Name: William Stanley
Title: Lead Independent Director

ARC Properties Operating Partnership, L.P.

By: American Realty Capital Properties, Inc., its general partner

By:	/s/ William Stanley
Name: William Stanley
Title: Lead Independent Director

Agreed to and accepted as of the date first above written:

/s/ Nicholas S. Schorsch
Nicholas S. Schorsch

EXHIBIT 5

1.	Schorsch or AR Capital may issue the following statement: “Although the ARCP Audit Committee investigation is continuing, we understand that to date there has not been any conclusion of unlawful conduct by Mr. Schorsch.” ARCP and its Board of Directors will not refute or contradict this statement as to the understanding of Mr. Schorsch and AR Capital at this time.

An AR Capital representative may issue a further statement along the following lines: “In order to reduce complexity, enhance accountability, align interests and minimize conflicts of interest among related parties and affiliates, Nick has decided to step down from his positions at ARCP and certain related companies. He did this because in creating clarity and eliminating potential conflicts, he is acting in the best interests of the shareholders. I know this has not been an easy decision for Nick, but we believe it is the correct one. He has already given up all of his executive management positions in our non-traded programs currently in offering. Mr. Schorsch will remain among ARCP’s largest shareholders with around 2% of the outstanding stock of the company.”

2.	The Lead Independent Director of the Board shall issue the following statement: “We thank Nick for his vision and years of service on behalf of the Company. We wish him well in his continuing business endeavors.”